Exhibit 2
Distribution Financial Services Marine Trust 1999-2
November 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                                                        $501,910,825.5
Beginning Pool Factor                                                                             1.00000000

Distribution Allocable to Principal on Notes
                                    Prior                              Current
                     Class       Principal Pymt.$1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
                      A-1            $0.00        0.0000000            $7,631,823.38       736.0415220
                      A-2            $0.00        0.0000000                    $0.00         0.0000000
                      A-3            $0.00        0.0000000                    $0.00         0.0000000
                      A-4            $0.00        0.0000000                    $0.00         0.0000000
                      A-5            $0.00        0.0000000                    $0.00         0.0000000
                        B            $0.00        0.0000000                    $0.00         0.0000000
                        C            $0.00        0.0000000                    $0.00         0.0000000

Distribution Allocable to Interest on Notes
                                   Prior                              Current
       Class         Rate       Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
        A-1          5.50%           $0.00        0.0000000         $747,123.28         3.5392250
        A-2          5.98%           $0.00        0.0000000         $276,908.88         4.9833330
        A-3          6.20%           $0.00        0.0000000         $558,666.50         5.1666670
        A-4          6.48%           $0.00        0.0000000         $357,517.80         5.4000000
        A-5        6.6656%           $0.00        0.0000000         $299,946.45         5.5546670
          B          6.93%           $0.00        0.0000000         $190,575.00         5.7750000
          C          7.61%           $0.00        0.0000000         $139,516.67         6.3416670

Note Balance After Giving Effect to Principal Distribution
                     Class Beginning Balance    Pool Factor   Ending Balance       Pool Factor
                      A-1  163,008,716.56         1.0000000  $155,376,893.18       736.0415220
                      A-2   55,567,000.00         1.0000000   $55,567,000.00         1.0000000
                      A-3  108,129,000.00         1.0000000  $108,129,000.00         1.0000000
                      A-4   66,207,000.00         1.0000000   $66,207,000.00         1.0000000
                      A-5   53,999,000.00         1.0000000   $53,999,000.00         1.0000000
                        B   33,000,000.00         1.0000000   $33,000,000.00         1.0000000
                        C   22,000,000.00         1.0000000   $22,000,000.00         1.0000000
Servicing Fee                                                                                    $209,129.51
Servicing Fee Per $1,000 of Orig.Note                                                              0.3802355

Realized Losses                                                                                   $37,494.84

Reserve Account Balance                                                                       $19,989,987.58

Payments Received with Respect to Receivables During Most Recently Ended Collection Period    $10,080,315.73
            Interest Payments Received                                                         $3,233,514.17
            Scheduled Principal Payments Received                                              $1,779,650.31
            Principal Prepayments Received                                                     $5,067,151.25

Distribution to Residual Interestholders                                                               $0.00

Noteholders' Interest Carryover Shortfall                                                              $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                          0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period            $0.00

Ending Pool Balance                                                                           $495,026,519.1
Ending Pool Factor                                                                                0.90004804
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